Exhibit 99.1

VIVINT SOLAR ANNOUNCES FOURTH QUARTER 2015 AND FISCAL 2015 FINANCIAL RESULTS

Megawatts Installed Increased 17% Year-over-Year

Retained Value Increased 88% Year-over-Year

Cost per Watt of $3.12 for the Fourth Quarter

LEHI, Utah, Mar. 14, 2016 -- Vivint Solar (NYSE: VSLR), today announced financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter 2015 Operating Highlights

Key operating and development highlights for the quarter ended December 31, 2015 include:

•	MW Booked of approximately 80 MWs for the quarter, up approximately 56% year-over-year.

•	MW Installed of approximately 59 MWs, up 17% year-over-year. Total cumulative MWs installed were approximately 459 MWs as of December 31, 2015.

•	Installations were 8,411 for the quarter, up 23% year-over-year. Cumulative installations were 68,527 as of December 31, 2015.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $215 million during the quarter and was approximately $1,872 million, up 82% year-over-year.

•	Estimated Retained Value increased by approximately $113 million during the quarter to approximately $906 million, up 88% year-over-year.

•	Estimated Retained Value per Watt was $1.98.

•	Cost per Watt was $3.12, flat from the third quarter of 2015 and up from $2.96 in the fourth quarter of 2014.

Fourth Quarter 2015 GAAP Financial Results

Summary GAAP financial results for the quarter ended December 31, 2015 include:

•

Operating Leases and Incentives Revenue was $15.5 million, up 163% from $5.9 million in the fourth quarter of the prior year. Total revenue for the quarter was $16.0 million, up 134% from $6.9 million in the fourth quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $36.4 million, up from $20.8 million in the same period of 2014.

•

Total Operating Expenses, including cost of revenue, were $71.7 million, compared to $46.8 million in the fourth quarter of 2014. Operating expenses included one-time cash expenses of $5.3 million in transaction related expenses, non-cash stock-based compensation expense of $2.4 million and amortization of intangibles of $2.0 million.

•	Loss from Operations was $55.7 million compared to $40.0 million in the same period of 2014.

•	GAAP Net Loss Attributable to Stockholders per Share was ($0.12), down from ($0.06) in the fourth quarter of 2014.

•

Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.50), down from ($0.36) in the same period of 2014. See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of December 31, 2015 were $92.2 million.

Full Year 2015 GAAP Financial Results

Summary GAAP financial results for the full year ended December 31, 2015 include:

•	Operating Leases and Incentives Revenue was $61.2 million, up 182% from $21.7 million in 2014. Total revenue for the year was $64.2 million, up 154% from $25.3 million in the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $131.2 million in 2015, up from $68.0 million in 2014.

•

Total Operating Expenses, including cost of revenue, were $295.3 million in 2015, compared to $187.6 million in 2014. Operating expenses included one-time cash expenses of $10.5 million in transaction related expenses, non-cash stock-based compensation expense of $25.6 million, amortization of intangibles of $13.2 million, and impairment of intangible assets of $4.5 million.

•	Loss from Operations was $231.1 million compared to $162.3 million in 2014.

•	GAAP Net Income Available to Stockholders per Share was 0.12.

•	Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($2.39). See below for a further discussion of Non-GAAP Loss per Share.

Financing Activity

As of December 31, 2015, the Company had fully drawn down on its working capital facility, had $105.9 million in undrawn capacity in the aggregation facility, and had approximately 84 MWs of installation capacity remaining in our tax equity funds. On March 14, 2016, the Company entered into a term loan facility that provides for up to $200 million aggregate principal amount of borrowings. At closing, the Company incurred $25 million in borrowings and will incur an additional $50 million in borrowings within 30 days. For additional detail regarding this facility see the Company’s Annual Report on Form 10-K to be filed on March 15, 2016.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy systems – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity rates and continue to benefit from guaranteed energy prices over the 20-year term of their contracts. Vivint Solar finances, designs, installs, monitors and services the solar energy systems to make things easy for its customers. For more information, visit www.vivintsolar.com or follow @VivintSolar.

Note on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s growth prospects, and operating and financial results such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy credits, or SRECs and state incentives, that affect the pricing of our offering; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; Vivint Solar’s limited operating history, particularly as a new public company; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com

Vivint Solar, Inc.
Consolidated Unaudited Balance Sheets
(In thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$92,213	$261,649
Accounts receivable, net	3,636	1,837
Inventories	631	774
Prepaid expenses and other current assets	17,078	16,806
Total current assets	113,558	281,066
Restricted cash and cash equivalents	15,035	6,516
Solar energy systems, net	1,102,157	588,167
Property and equipment, net	48,168	13,024
Intangible assets, net	2,031	18,487
Goodwill	36,601	36,601
Prepaid tax asset, net	277,496	111,910
Other non-current assets, net	14,024	8,553
TOTAL ASSETS	$1,609,070	$1,064,324
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$49,986	$51,354
Accounts payable—related party	1,905	2,132
Distributions payable to non-controlling interests and redeemable non-controlling interests	11,347	6,780
Accrued compensation	13,758	16,794
Current portion of deferred revenue	4,968	314
Current portion of capital lease obligation	5,489	3,502
Accrued and other current liabilities	29,017	14,016
Total current liabilities	116,470	94,892
Capital lease obligation, net of current portion	10,055	6,176
Long-term debt	415,850	105,000
Deferred tax liability, net	216,033	112,227
Deferred revenue, net of current portion	43,304	4,466
Other non-current liabilities	28,565	—
Total liabilities	830,277	322,761
Commitments and contingencies
Redeemable non-controlling interests	169,541	128,427
Stockholders' equity:
Common stock	1,066	1,053
Additional paid-in capital	530,646	502,785
Accumulated deficit	(12,769)	(25,849)
Total stockholders' equity	518,943	477,989
Non-controlling interests	90,309	135,147
Total equity	609,252	613,136
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$1,609,070	$1,064,324

Vivint Solar, Inc.
Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Operating leases and incentives	$15,488	$5,890	$61,150	$21,688
Solar energy system and product sales	540	970	3,032	3,570
Total revenue	16,028	6,860	64,182	25,258
Operating expenses:
Cost of revenue—operating leases and incentives	36,414	20,823	131,213	67,984
Cost of revenue—solar energy system and product sales	378	487	1,762	1,997
Sales and marketing	10,897	5,640	48,078	21,869
Research and development	1,352	489	3,901	1,892
General and administrative	20,716	15,623	92,664	78,899
Amortization of intangible assets	1,977	3,756	13,172	14,911
Impairment of intangible assets	—	—	4,506	—
Total operating expenses	71,734	46,818	295,296	187,552
Loss from operations	(55,706)	(39,958)	(231,114)	(162,294)
Interest expense	4,360	1,988	12,568	9,323
Other (income) expense	(553)	(90)	(154)	1,372
Loss before income taxes	(59,513)	(41,856)	(243,528)	(172,989)
Income tax (benefit) expense	(6,240)	(3,784)	9,737	(7,070)
Net loss	(53,273)	(38,072)	(253,265)	(165,919)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(40,083)	(31,933)	(266,345)	(137,036)
Net (loss attributable) income available to common stockholders	$(13,190)	$(6,139)	$13,080	$(28,883)
Net (loss attributable) income available per share to common stockholders:
Basic	$(0.12)	$(0.06)	$0.12	$(0.35)
Diluted	$(0.12)	$(0.06)	$0.12	$(0.35)
Weighted-average shares used in computing net (loss attributable) income available per share to common stockholders:
Basic	106,551	105,079	106,088	83,446
Diluted	106,551	105,079	109,858	83,446

Vivint Solar, Inc.
Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(53,273)	$(38,072)	$(253,265)	$(165,919)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,153	3,088	24,924	8,523
Amortization of intangible assets	1,977	3,772	13,172	15,042
Impairment of intangible assets	—	—	4,506	—
Deferred income taxes	29,986	29,281	107,466	74,848
Stock-based compensation	2,398	2,841	25,604	23,687
Loss on removal of solar energy systems and property and equipment	(145)	—	1,024	—
Non-cash interest and other expense	1,167	710	3,724	6,512
Reduction in lease pass-through financing obligation	(231)	—	(231)	—
Non-cash contributions for services	—	19	—	200
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	1,828	875	(1,799)	(1,018)
Inventories	(159)	(216)	143	(195)
Prepaid expenses and other current assets	(2,074)	1,124	(576)	(10,486)
Prepaid tax asset, net	(29,635)	(35,355)	(165,586)	(81,172)
Other non-current assets, net	(4,278)	2,899	(5,268)	(8,451)
Accounts payable	(4,934)	662	1,636	1,905
Accounts payable—related party	361	2,126	(227)	(935)
Accrued compensation	(4,605)	1,713	(892)	(1,073)
Deferred revenue	17,731	2,047	43,492	3,387
Accrued and other current liabilities	(8,876)	(8,561)	12,909	(773)
Net cash used in operating activities	(44,609)	(31,047)	(189,244)	(135,918)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(156,725)	(133,910)	(540,399)	(383,522)
Payments for property and equipment	(1,025)	(449)	(6,307)	(3,505)
Change in restricted cash and cash equivalents	(1,863)	—	(8,519)	(1,516)
Purchase of intangible assets	454	(101)	(1,221)	(370)
Payment in connection with business acquisition, net of cash acquired	—	—	—	(12,040)
Proceeds from U.S. Treasury grants	—	—	—	190
Net cash used in investing activities	(159,159)	(134,460)	(556,446)	(400,763)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	60,658	98,649	292,729	339,512
Distributions paid to non-controlling interests and redeemable non-controlling interests	(8,395)	(3,267)	(25,541)	(8,751)
Proceeds from long-term debt	162,850	18,000	310,850	105,000
Proceeds from short-term debt	—	—	—	75,500
Payments on short-term debt	—	—	—	(75,500)
Payments for debt issuance costs	(2,344)	—	(5,422)	—
Proceeds from lease pass-through financing obligation	3,223	—	7,228	—
Proceeds from revolving lines of credit—related party	—	—	—	154,500
Payments on revolving lines of credit—related party	—	(58,692)	—	(200,192)
Payments on revolving lines of credit	—	—	—	—
Principal payments on capital lease obligations	(1,763)	(813)	(5,363)	(2,623)
Proceeds from issuance of common stock	1	309,412	649	412,912
Payments for deferred offering costs	—	(2,282)	(589)	(8,066)
Excess tax effects from stock-based compensation	(4)	—	1,713	—
Capital contribution from Parent	—	—	—	—
Net cash provided by financing activities	214,226	361,007	576,254	792,292
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,458	195,500	(169,436)	255,611
CASH AND CASH EQUIVALENTS—Beginning of period	81,755	66,149	261,649	6,038
CASH AND CASH EQUIVALENTS—End of period	$92,213	$261,649	$92,213	$261,649

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014

Installations	8,411	8,658	6,864
Megawatts installed	58.6	60.5	50.0
Cumulative installations	68,527	60,116	35,720
Cumulative megawatts installed	458.9	400.4	228.2
Estimated nominal contracted payments remaining (in millions)	$1,871.9	$1,656.5	$1,030.5
Estimated retained value under energy contract (in millions)	$705.6	$616.6	$383.1
Estimated retained value of renewal (in millions)	$200.5	$176.0	$97.9
Estimated retained value (in millions)	$906.1	$792.6	$480.9
Estimated retained value per watt	$1.98	$1.98	$2.11

Non-GAAP Earnings per Share (EPS) Before Noncontrolling Interests

We report GAAP EPS, which is based upon net income available (loss attributable) to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.50) and ($2.39) for the three months and year ended December 31, 2015.

Vivint Solar, Inc.
Non-GAAP Net Loss per Share
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(53,273)	$(38,072)	$(253,265)	$(165,919)
Net loss per share:
Basic and diluted	$(0.50)	$(0.36)	$(2.39)	$(1.99)
Weighted-average shares used in computing net loss per share:
Basic and diluted	106,551	105,079	106,088	83,446

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for Energy Contracts.

Investor Contact:

Vivint Solar
Rob Kain
Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Media Contact:

Vivint Solar
Casey Briggs
Public Relations
801-229-6443

pr@vivintsolar.com